Exhibit 99.1

After the conversion reported in Table
II and the sales reported in Table I,
the amounts of Class A Common
Stock and Class B Common Stock
beneficially owned by:

(a) EL 2002 Trust includes 40,220
shares of Class B Common Stock held directly.

(b) Ronald S. Lauder ("RSL") includes (i) 57,553
shares of Class A Common Stock and 21,543,019 shares of Class B Common Stock held directly,
(ii) 3,182 shares of Class A
Common Stock and 3,182 shares of Class B
Common Stock held indirectly as
Trustee of The Descendants of Ronald S. Lauder
1966 Trust, (iii) 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B
Common Stock held indirectly as a general partner of Lauder & Sons L.P., and
(iv) 40,220 shares of Class B Common
stock held indirectly
as trustee of The Estee Lauder 2002 Trust. RSL disclaims beneficial ownership of the shares in clauses (ii), (iii), and
(iv) to the extent he does not
have a pecuniary interest in such securities.

(c) Leonard A. Lauder ("LAL") includes (i) 5,369,169 shares of Class A Common Stock held directly,
(ii) 3,029,302 sharesof Class A Common Stock and 42,705,540 shares of Class B Common Stock held indirectly as the majority stockholder of LAL Family Corporation, which is the sole General Partner of LAL Family Partners, L.P., which holds such shares,
(iii) 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B
Common Stock held indirectly as a
general partner of Lauder & Sons L.P.,and
(iv) 40,220 Shares of Class B Common Stock held indirectly as trustee of The Estee Lauder
2002 Trust and (v) 390,000 shares of Class A
Common Stock indirectly which are held directly by his wife, Evelyn H. Lauder.
LAL disclaims beneficial ownership of
the shares in clauses (ii), (iii), (iv) and (v) to the extent he does not have a pecuniary interest in such securities and he disclaims beneficial ownership of the shares in clause
(vi) owned by his wife.

(d) Evelyn H. Lauder ("ELH") includes (i) 390,000 shares of Class A Common Stock held directly,
(ii) 5,369,169 shares of Class A Common
Stock held directly by her husband, LAL, and (iii) 3,044,686 shares of Class A Common Stock and 46,591,914 Shares of Class B Common Stock held indirectly by her husband, LAL.
EHL disclaims beneficial ownership of securities owned directly and indirectly by her husband, LAL.